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EXHIBIT 11.1

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

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

                                                                              YEAR ENDED DECEMBER 31,
                                                                           -----------------------------
                                                                              1998              1997
                                                                           ----------         ----------
Weighted average shares outstanding.....................................    9,798,307         9,147,661
                                                                          -----------       -----------
Net loss................................................................  $(8,423,889)      $(6,825,636)
                                                                          -----------       -----------
                                                                          -----------       -----------
Net loss per share:     Basic                                               $   (0.86)        $   (0.75)
                                                                          -----------       -----------
                                                                          -----------       -----------
                              Diluted...................................    $   (0.86)        $   (0.75)
                                                                          -----------       -----------
                                                                          -----------       -----------

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